Exhibit 10.41

EXECUTION VERSION

CONSENT AND FIRST LOAN MODIFICATION AGREEMENT

This Consent and First Loan Modification Agreement (this “Consent”) is entered into as of February 15, 2012 by and among OXFORD FINANCE LLC, a Delaware limited liability company (as successor in interest to OXFORD FINANCE CORPORATION, Delaware corporation), with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), ZALICUS, INC., a Delaware corporation, with offices located at 245 First Street, Third Floor, Cambridge, Massachusetts 02142 (“Zalicus”) and ZALICUS PHARMACEUTICALS LTD., a corporation organized under the laws of British Columbia, Canada (“Zalicus Canada” and together with Zalicus, individually and collectively, jointly and severally, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Borrower is indebted to Collateral Agent and the Lender pursuant to a loan arrangement dated as of December 22, 2010, evidenced by, among other documents, a certain a certain Loan and Security Agreement dated as of December 22, 2010, among Borrower, Oxford, as collateral agent (in such capacity, the “Collateral Agent”) and Oxford in its capacity as a lender (the “Lender”) (as such agreement may be amended from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL AND SECURITY DOCUMENTS. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement. The Loan Agreement together all other documents evidencing or securing the Obligations are referred to herein as the “Existing Loan Documents”.

3. CONSENT. Borrower has notified Collateral Agent and the Lender that Borrower intends to dispose of the assets described on Exhibit A hereto (the “Disposed Assets”). Subject to the terms and conditions hereof and in reliance on Borrower’s representations, warranties and agreements herein, the Lender and the Collateral Agent hereby (i) consent to Borrower’s disposition of the Disposed Assets (the “Disposition”), (ii) waive compliance by Borrower with the provisions of the Section 7.1 of the Loan Agreement to the extent the Disposition would violate the provisions of Section 7.1 of the Loan Agreement, and (iii) release the Collateral Agent’s’ security interest in the Disposed Assets effective immediately prior to the consummation of the Disposition. The foregoing consent, waiver and release is expressly conditioned on (i) the consummation of the Disposition by Borrower in an arm’s length transaction with a non-affiliate upon fair and reasonable terms and (ii) Borrower’s deposit of all proceeds of the Disposition into a Collateral Account that is subject to a Control Agreement in favor of the Collateral Agent for the benefit of the Lenders immediately upon receipt thereof. The Collateral Agent agrees to file any UCC or PPSA terminations and/or amendments necessary to evidence the foregoing release of the Disposed Assets in respect of any effective financing statements and/or PPSA filings in favor of the Collateral Agent.

4. DESCRIPTION OF CHANGE IN TERMS.

A. The Loan Agreement shall be amended by deleting the following definition appearing in Section 14.1 thereof:

“Amortization Date” is, (i) with respect to a Term A Loan, August 1, 2011, (ii) with respect to the Term B Loan, the seventh (7th) Payment Date following the Funding Date of Term B Loan and (ii) with respect to the Term C Loan, the seventh (7th) Payment Date following the Funding Date of Term C Loan.

and inserting in lieu thereof, the following:

“Amortization Date” is, (i) with respect to a Term A Loan, August 1, 2011, (ii) with respect to the Term B Loan, the eighth (8th) Payment Date following the Funding Date of Term B Loan and (ii) with respect to the Term C Loan, the eighth (8th) Payment Date following the Funding Date of Term C Loan.

5. REPRESENTATIONS AND WARRANTIES. To induce Collateral Agent and the Lender to enter into this Consent, Borrower hereby represents and warrants to Collateral Agent and the Lender that (i) before and immediately after giving effect to this Consent (a) the representations and warranties contained in the Loan Documents are and will remain true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing (other than as specifically waived herein); and (ii) Borrower has the power and due authority to execute and deliver this Consent and execution and delivery of the Consent by Borrower has been approved by necessary corporate and shareholder action on the part of Borrower.

6. FEES. Borrower shall reimburse Collateral Agent and the Lender for all legal fees and expenses incurred in connection with this Consent and the matters contemplated herein.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Collateral Agent for the ratable benefit of the Lender, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations. This Consent constitutes a “Loan Document” as defined in the Loan Agreement.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Collateral Agent or the Lender with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Collateral Agent or the Lender, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Collateral Agent and the Lender from any liability thereunder.

9. CONTINUING VALIDITY. Except as specifically set forth herein with respect to the consent, waiver and amendment set forth above, nothing contained herein shall, or shall be construed to (a) modify the Loan Agreement or any other Loan Document which shall remain in full force and effect in accordance with their terms, or (b) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof (including, without limitation, any right, power or remedy of Agent or the Lender under the Loan Agreement or any of the Loan Documents). Nothing in this Consent shall constitute a satisfaction of the Obligations. It is the intention of Collateral Agent, the Lender and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Collateral Agent and the Lender in writing. No maker will be released by virtue of this Consent.

10. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.

11. COUNTERSIGNATURE. This Consent shall become effective only when it shall have been executed by Borrower, Collateral Agent and the Lender.

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IN WITNESS WHEREOF, this Consent is being executed as of the date first written above.

BORROWER:

ZALICUS INC.

By	/s/ Justin Renz

Name:	Justin Renz

Title:	SVP & CFO

ZALICUS PHARMACEUTICALS LTD.

By	/s/ Justin Renz

Name:	Justin Renz

Title:	SVP & CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC, as Collateral Agent and as a Lender

By	/s/ T. A. Lex

Name:	T. A. Lex

Title:	COO